Agreement

Party A: Honguan Shoe Co.
Party B: Wang Tao

Hereby Party A actual asset

Both parties are friendly agreed that regarding party B assets:

Fixed Asset (vehicles)	Fixed Assets ( Housing)	Intangible Assets
1 Audi Car	Warehouse 2nd floor	Land (14225 meter square)
1 Hyundai Van	No.1 Workshop
1 Jetta Car	No.2 Workshop
1 Evco Van	No.3 Workshop
Messenger Room, Entry
Showroom
Male dormitory
Electricity Room

Fixed assets (vehicles)

While all the above actually belong to Party A, Party B will transfer all above assets assets usage rights to Party A accordingly.

Whereas this agreement, and there will be two copies of it, and each party holds one.

Party A:
Party B: